Exhibit 99.1
YAHOO! TO STRENGTHEN COMPETITIVE POSITION IN ONLINE ADVERTISING THROUGH NON-EXCLUSIVE
AGREEMENT WITH GOOGLE
Agreement Advances Yahoo!’s Open Strategy; Enhances Ability to Compete
in Converging Search and Display Marketplace
Sunnyvale, CA, June 12, 2008 —Yahoo! Inc. (Nasdaq: YHOO), a leading global Internet company, announced today that it has reached an agreement with Google Inc. that will enhance its ability to compete in the converging search and display marketplace, advancing the company’s open strategy. The agreement enables Yahoo! to run ads supplied by Google alongside Yahoo!’s search results and on some of its web properties in the United States and Canada. The agreement is non-exclusive, giving Yahoo! the ability to display paid search results from Google, other third parties, and Yahoo!’s own Panama marketplace.
Under the terms of the agreement, Yahoo! will select the search term queries for which — and the pages on which — Yahoo! may offer Google paid search results. Yahoo! will define its users’ experience and will determine the number and placement of the results provided by Google and the mix of paid results provided by Panama, Google or other providers. The agreement applies to paid search and content match and does not apply to algorithmic search. The agreement also applies to current partners in Yahoo’s publisher network.
Yahoo! CEO and co-founder Jerry Yang said, “We believe that the convergence of search and display is the next major development in the evolution of the rapidly changing online advertising industry. Our strategies are specifically designed to capitalize on this convergence—and this agreement helps us move them forward in a significant way. It also represents an important next step in our open strategy, building on the progress we have already made in advancing a more open marketplace.”
“This agreement provides a source of funds to both deliver financial value to stockholders from search monetization and to invest in our broader strategy to transform display advertising and advance our starting point objectives with users,” said Yahoo! President Sue Decker. “It enhances competition by promoting our ability to compete in the marketplace where we are especially well positioned: in the convergence of search and display.”
Agreement Provides Attractive Economics and Enhances Search Monetization
Yahoo! believes that this agreement will enable the Company to better monetize Yahoo!’s search inventory in the United States and Canada. At current monetization rates, this is an approximately $800 million annual revenue opportunity. In the first 12 months following implementation, Yahoo! expects the agreement to generate an estimated $250 million to $450 million in incremental operating cash flow.
The agreement will enhance Yahoo!’s ability to achieve its goal to grow operating cash flow significantly, while at the same time providing flexibility to continue to invest in ongoing initiatives such as algorithmic search innovation and search and display advertising platforms. It gives Yahoo! complete flexibility to continue to use its Panama paid search results.
Significant Benefits Will Flow to Users, Advertisers, Publishers and Employees
Users will also benefit from Yahoo!’s ability to invest incremental operating cash flow in ongoing improvements to its search services, building upon recent major innovations such as Search Assist and SearchMonkey. Advertisers will continue to benefit from multiple marketplace alternatives including Panama, Google and others. Publishers will benefit from a winning combination of distribution, monetization and services to help them grow their businesses. The financial benefits will enable Yahoo! to broaden the scope of its investments and initiatives, enhancing Yahoo!’s ability to offer attractive career opportunities to its employees.
Terms of the Agreement
The agreement will enable Yahoo! to run ads supplied by Google’s AdSense™ for Search and AdSense™ for Content services next to Yahoo!’s internally generated paid search and algorithmic search results. Yahoo may also run Google-supplied ads on non-search Yahoo web properties, as well as on current members of its partner network. The agreement has a term of up to ten years: a four-year initial term and two, three-year renewals at Yahoo!’s option. It applies to Yahoo!’s operations in the U.S. and Canada only. Advertisers will continue to pay Yahoo! directly for clicks served by Yahoo! from Yahoo!’s Panama and Content Match marketplaces. Advertisers will pay Google directly for each click on Google paid search results appearing on Yahoo! owned and operated network or certain affiliate sites. Google will share a percentage of such revenue with Yahoo!.
In addition, Yahoo! and Google agreed to enable interoperability between their respective instant messaging services, bringing easier and broader communication to users.
The agreement allows either party to terminate the agreement in the event of a change in control of either party. The agreement also requires Yahoo! to pay a termination fee if the agreement is terminated as a result of a change in control that occurs within 24 months. The termination fee is $250 million, subject to reduction by 50 percent of revenues earned by Google under the agreement.
Although Google and Yahoo! are not required to receive regulatory approval of the deal before implementing it, the companies have voluntarily agreed to delay implementation for up to three and a half months while the U.S. Department of Justice reviews the arrangement.
Goldman, Sachs & Co., Lehman Brothers and Moelis & Company are acting as financial advisors to Yahoo!. Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to Yahoo!, and Munger Tolles & Olson LLP is acting as counsel to the outside directors of Yahoo!.
Yahoo! will host a conference call to discuss the agreement with Google at 6:30 p.m. Eastern Time today. To listen to the call live, please dial 877-391-6847 (reservation number 70308474#). A live audiocast of the conference call can be accessed through the Company’s Investor Relations website at http://yhoo.client.shareholder.com/index.cfm. In addition, an archive of the audiocast can be accessed through the same link. An audio replay of the call will be available following the conference call by calling 888-286-8010 (reservation number 84138579).
About Yahoo! Inc.
Yahoo! Inc. is a leading global Internet brand and one of the most trafficked Internet destinations worldwide. Yahoo! is focused on powering its communities of users, advertisers, publishers, and developers by creating indispensable experiences built on trust. Yahoo! is headquartered in Sunnyvale, California.
Non-GAAP Financial Measures
This release refers to operating cash flow (operating income before depreciation, amortization of intangible assets, and stock-based compensation expense, or OCF), which is a non-GAAP financial measure. The most comparable GAAP measure is income from operations. With respect to the OCF numbers provided in this release, the estimate of income from operations is the same as the estimated OCF, as the Company does not expect to incur any additional depreciation and amortization or stock-based compensation expense related to this agreement.
Forward Looking Statements
This release (including without limitation the statements and information in the quotations from management in this press release) contains forward-looking statements that involve risks and uncertainties concerning Yahoo!’s projected financial performance as well as Yahoo!’s strategic and operational plans. Actual results may differ materially from those described in this press release due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the expected benefits of the services agreement with Google may not be realized, including as a result of actions taken by United States or foreign regulatory authorities and the response or acceptance of the agreement by publishers, advertisers, users and employees; the implementation and results of Yahoo!’s ongoing strategic initiatives; Yahoo!’s ability to compete with new or existing competitors; reduction in spending by, or loss of, marketing services customers; the demand by customers for Yahoo!’s premium services; acceptance by users of new products and services; risks related to joint ventures and the integration of acquisitions; risks related to Yahoo!’s international operations; failure to manage growth and diversification; adverse results in litigation, including intellectual property infringement claims; Yahoo!’s ability to protect its intellectual property and the value of its brands; dependence on key personnel; dependence on third parties for technology, services, content and distribution; general economic conditions and changes in economic conditions; and potential continuing uncertainty arising in connection with the withdrawal of Microsoft’s unsolicited proposal to acquire Yahoo!, and the announced intention by a stockholder to seek control of our Board of Directors, the possibility that Microsoft or another person may in the future make another proposal, or take other actions which may create uncertainty for our employees, publishers, advertisers and other business partners, and the possibility of significant costs of defense, indemnification and liability resulting from stockholder litigation relating to the Microsoft proposal. More information about potential factors that could affect Yahoo!’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yahoo!’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as amended, and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, which are on file with the Securities and Exchange Commission (“SEC”) and available at the SEC’s website at www.sec.gov. All information in this release is as of June 12, 2008, unless otherwise noted, and Yahoo! does not intend, and undertakes no duty, to update or otherwise revise the information contained in this release.
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Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.
Media Contacts:
Tracy Schmaler
Yahoo! Inc.
(202) 631-9463
schmaler@yahoo-inc.com
Adam Miller / Winnie Lerner
The Abernathy MacGregor Group for Yahoo! Inc.
(212) 371-5999
alm@abmac.com / wal@abmac.com
Investor Contact:
Marta Nichols
Yahoo! Inc.
(408) 349-3527
mnichols@yahoo-inc.com